Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-02791, 333-09395, 333-83799, 333-83801, 333-83803, 333-83805, 333-58646, 333-107404, and 333-125604 of Mesa Air Group, Inc. (the “Company”) on Form S-8 and Registration Statement Nos. 333-108490, 333-115312, and 333-137382 on Form S-3 of our report dated January 14, 2008 relating to the financial statements (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards No. 123R, Share-Based Payment, an explanatory paragraph related to discontinued operations, an explanatory paragraph relating to the Company’s significant code-sharing agreements, and an explanatory paragraph relating to a judgment against the Company in a lawsuit) of Mesa Air Group, Inc., and of our report dated January 14, 2008 relating to the Company’s internal control over financial reporting (which report expresses an adverse opinion because of a material weakness), appearing in the Annual Report on Form 10-K of Mesa Air Group, Inc. for the year ended September 30, 2007.
/s/ DELOITTE & TOUCHE LLP
Phoenix, Arizona
January 14, 2008